UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2014

Strongbow Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 N. Rainbow Blvd., Suite 250, Las Vegas, Nevada  89107
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 26, 2014, we sold an aggregate of 80,000 units (each, a “Unit”) at a price of CDNS$0.65 per share for gross proceeds of CDN$52,000.  Each Unit is comprised of one share of common stock of our company (each, a “Share”) and one non-transferable share purchase warrant (each, a “Warrant”).  Each Warrant will entitle the holder thereof to acquire one Share (each, a “Warrant Share”) at a price of CDN$1.50 per Warrant Share August 26, 2016.  We issued the units to one US person who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these units to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On September 3, 2014, we sold an aggregate of 1,000,000 units (each, a “Unit”) at a price of US$0.65 per share for gross proceeds of US$650,000.  Each Unit is comprised of one share of common stock of our company (each, a “Share”) and one non-transferable share purchase warrant (each, a “Warrant”).  Each Warrant will entitle the holder thereof to acquire one Share (each, a “Warrant Share”) at a price of US$1.00 per Warrant Share September 3, 2017.  We issued the units to one US person who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these units to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBOW RESOURCES INC.

Date: September 8, 2014	By:	/s/ Michael Caetano
Michael Caetano
Chief Executive Officer